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                                                                    Exhibit 4.06

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                          SUPPLEMENTAL INDENTURE NO. 5

                                      AMONG

                        OKLAHOMA GAS AND ELECTRIC COMPANY

                                       AND

                              THE BANK OF NEW YORK,
                              AS RESIGNING TRUSTEE

                                       AND

                                 UMB BANK, N.A.,
                              AS SUCCESSOR TRUSTEE

                                   ----------

                                   DATED AS OF
                                OCTOBER 24, 2001

                            SUPPLEMENTAL TO INDENTURE
                           DATED AS OF OCTOBER 1, 1995

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     SUPPLEMENTAL INDENTURE No. 5, made as of the twenty-fourth day of October,
2001, among OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Oklahoma (the "Company"), THE BANK OF NEW YORK, a New York banking corporation, as resigning trustee (the "Resigning Trustee"), and UMB BANK, N.A., a national banking association duly organized and existing under the laws of the United States, as successor trustee (the "Successor Trustee"):

WITNESSETH:

     WHEREAS, the Company and the Resigning Trustee are parties to an Indenture, made as of October 1, 1995, as amended and supplemented through and including Supplemental Indenture No. 4 dated as of October 15, 2000 (as so amended and supplemented, the "Indenture");

     WHEREAS, pursuant to Section 9.10 of the Indenture, the Resigning Trustee may at any time resign and be discharged of the trusts created by the Indenture by giving written notice to the Company specifying the day upon which such resignation shall take effect, and such resignation shall take effect upon the earlier of the appointment of a successor trustee and such day;

     WHEREAS, the Resigning Trustee has given written notice to the Company of its desire to resign as trustee and be discharged of the trusts created by the Indenture effective as of October 24, 2001;

     WHEREAS, the Company desires to appoint the Successor Trustee as trustee under the Indenture;

     WHEREAS, the Successor Trustee desires to accept such appointment and is eligible to serve as Trustee under Article 9 of the Indenture;

     WHEREAS, Section 13.01 of the Indenture provides that the Company and the trustee may enter into indentures supplemental thereto for the purpose, among others, of specifying further the duties and responsibilities of the trustee;

     WHEREAS, the execution and delivery of this Supplemental Indenture No. 5 have been duly authorized by a resolution adopted by the Board of Directors of the Company;

     WHEREAS, the Resigning Trustee has duly determined to execute this Supplemental Indenture No. 5 and to be bound, insofar as it may lawfully do so, by the provisions hereof;

     WHEREAS, the Successor Trustee has duly determined to execute this Supplemental Indenture No. 5 and to be bound, insofar as it may lawfully do so, by the provisions hereof;

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     NOW, THEREFORE, THIS INDENTURE

WITNESSETH:

     In consideration of the premises, the Company does hereby agree and covenant with the Resigning Trustee and the Successor Trustee, for the benefit of the Holders from time to time of Notes issued under the Indenture, as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

     Section 1.01. This Supplemental Indenture No. 5 constitutes an integral part of the Indenture.

     Section 1.02. For all purposes of this Supplemental Indenture No. 5:

     (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

     (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 5; and

     (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Supplemental Indenture No. 5.

                                   ARTICLE TWO
                        RESIGNATION OF RESIGNING TRUSTEE;
                        APPOINTMENT OF SUCCESSOR TRUSTEE

     Section 2.01. The Resigning Trustee does hereby resign as Trustee under the Indenture from the trusts thereby created.

     Section 2.02. The Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture. The Successor Trustee assumes all duties and responsibilities of the Trustee under the Indenture, and the Successor Trustee succeeds to, and may exercise, every right and power of the Trustee under the Indenture, in each case with the same effect as if the Successor Trustee had been named as the Trustee therein.

     Section 2.03. Concurrently with the execution and delivery of this Supplemental Indenture No. 5, (a) the Resigning Trustee shall provide to the Successor Trustee all moneys held in trust under the Indenture, (b) the Company, the Resigning Trustee and the Successor Trustee shall execute and deliver the Agreement of Transfer, Certification and Indemnity, dated October 24, 2001, among the Company, the Resigning Trustee and the Successor Trustee, and (c) the Resigning Trustee shall execute and deliver the Certificate and Agreement to Safekeep and Deliver Documents, dated October 24, 2001, from the Resigning Trustee to the Successor Trustee.

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     Section 2.04. The Successor Trustee represents and warrants that it is eligible to serve as Trustee under Section 9.09 of the Indenture and qualified to serve as Trustee under Section 9.08 of the Indenture.

                                  ARTICLE THREE
                                   AMENDMENTS

     Section 3.01. From and after the date of this Supplemental Indenture No. 5, all references to the "Trustee" in the Indenture are hereby deemed to be references to UMB Bank, N.A. and any successor thereto.

     Section 3.02. On and after the date of this Supplemental Indenture No. 5, each reference in the Indenture to "this Indenture," "hereunder," "hereof" or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

     Section 4.01. The recitals of fact herein shall be taken as statements of fact of the Company and shall not be construed as made by the Resigning Trustee or the Successor Trustee, except (a) the recital that the Resigning Trustee has duly determined to execute this Supplemental Indenture No. 5 and to be bound, insofar as it may lawfully do so, by the provisions hereof shall be taken as a statement of fact of the Resigning Trustee and (b) the recitals that (1) the Successor Trustee desires to accept the appointment of Trustee and is eligible to serve as Trustee under Article 9 of the Indenture and (2) the Successor Trustee has duly determined to execute this Supplemental Indenture No. 5 and to be bound, insofar as it may lawfully do so, by the provisions hereof shall be taken as statements of fact of the Successor Trustee.

     Section 4.02. This Supplemental Indenture No. 5 shall be construed in connection with and as a part of the Indenture.

     Section 4.03.

     (a) If any provision of this Supplemental Indenture No. 5 limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture No. 5) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

     (b) In case any one or more of the provisions contained in this Supplemental Indenture No. 5 should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or in the Indenture shall not in any way be affected, impaired, prejudiced or disturbed thereby.

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     Section 4.04. Wherever in this Supplemental Indenture No. 5 any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company, by or on behalf of the Resigning Trustee or by or on behalf of the Successor Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section 4.05.

     (a) This Supplemental Indenture No. 5 may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 4.06. This Supplemental Indenture No. 5 shall be deemed to be a contract made under the laws of the State of Oklahoma, and for all purposes shall be construed in accordance with the laws of said State.

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     IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY has caused this
Supplemental Indenture No. 5 to be signed by its Senior Vice President and Chief Financial Officer, and attested by its Secretary or an Assistant Secretary, THE BANK OF NEW YORK has caused this Supplemental Indenture No. 5 to be signed by its Vice President, and attested by its Vice President, and UMB BANK, N.A. has caused this Supplemental Indenture No. 5 to be signed by its Vice President, and attested by its Assistant Secretary, this twenty-fourth day of October, 2001.

                              OKLAHOMA GAS AND ELECTRIC COMPANY


                              By: /s/ James R. Hatfield
                                  ---------------------------------
                              Name:  James R. Hatfield
                              Title: Senior Vice President and Chief Financial
                                     Officer
ATTEST:

/s/ Irma B. Elliott
---------------------------
Name: Irma B. Elliott
Title: Vice President and Corporate Secretary


                              THE BANK OF NEW YORK


                              By: /s/ Van K. Brown
                                  ----------------------------------
                              Name:  Van K. Brown
                              Title: Vice President
ATTEST:

/s/ Mary Beth Loewrdo
---------------------------
Name:  Mary Beth Loewrdo
Title: Vice President


                              UMB BANK, N.A.


                              By: /s/ K. Scott Mathews
                                  ------------------------------
                              Name:  K. Scott Mathews
                              Title: Vice President
ATTEST:

/s/ BRENT W. KEEP
---------------------------
Name:  Brent W. Keep
Title: Assistant Secretary